Exhibit 10.1

PROMISSORY NOTE

S$7,395,472 Singapore Dollars	May 14, 2021

FOR VALUE RECEIVED, ALSET EHOME INTERNATIONAL INC., a Delaware corporation (the “Borrower”) hereby unconditionally promises to pay to the order of Chan Heng Fai, a citizen of the Republic of Singapore (the “Noteholder”) the principal amount of S$7,395,472 (Seven Million Three Hundred Ninety Five Thousand Four Hundred and Seventy Two Singapore dollars) (the “Loan”), as provided in this Promissory Note (this “Note”).

1.       Payment Dates.

(a)       Payment Date. The unpaid principal amount of the Loan shall be due and payable on May 14, 2022.

(b)       Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid.

2.       Interest.

(a)       Interest Rate. There shall be no interest due or owed on this Note.

3.       Payment Mechanics.

(a)       Manner of Payment. All payments of principal shall be made in Singapore dollars no later than 12:00 PM on the date on which such payment is due. Such payments shall be made by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

4.       Representations and Warranties. The Borrower represents and warrants to the Noteholder as follows:

(a)       Existence. The Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of Delaware. The Borrower has the requisite power and authority to own, lease, and operate its property, and to carry on its business.

(b)       Compliance with Law. The Borrower is in compliance with all laws, statutes, ordinances, rules, and regulations applicable to or binding on the Borrower, its property, and business.

(c)       Power and Authority. The Borrower has the requisite power and authority to execute, deliver, and perform its obligations under this Note.

(d)       Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with applicable law. The Borrower has duly executed and delivered this Note.

5.       Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(a)       Failure to Pay. The Borrower fails to pay any principal amount of the Loan when due.

(b)       Breach of Representations and Warranties. Any representation or warranty made by the Borrower to the Noteholder herein contains an untrue or misleading statement of a material fact as of the date made.

(c)       Bankruptcy; Insolvency.

(i)       The Borrower institutes a voluntary case seeking relief under any law relating to bankruptcy, insolvency, reorganization, or other relief for debtors.

(ii)       An involuntary case is commenced seeking the liquidation or reorganization of the Borrower under any law relating to bankruptcy or insolvency, and such case is not dismissed or vacated within sixty (60) days of its filing.

(iii)       The Borrower makes a general assignment for the benefit of its creditors.

(iv)       The Borrower is unable, or admits in writing its inability, to pay its debts as they become due.

(v)       A case is commenced against the Borrower or its assets seeking attachment, execution, or similar process against all or a substantial part of its assets, and such case is not dismissed or vacated within sixty (60) days of its filing.

(d)       Failure to Give Notice. The Borrower fails to give the notice of Event of Default specified in Section 6.

6.       Notice of Event of Default. As soon as possible after it becomes aware that an Event of Default has occurred, and in any event within two (2) Business Days, the Borrower shall notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

7.       Remedies. Upon the occurrence and during the continuance of an Event of Default, the Noteholder may, at its option, by written notice to the Borrower declare the outstanding principal amount of the Loan immediately due and payable; provided, however, if an Event of Default described in Sections 5(c)(i), (iii), or (iv) shall occur, the outstanding principal amount shall become immediately due and payable without notice, declaration, or other act on the part of the Noteholder.

8.       Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses, and fees, including the reasonable fees and expenses of counsel, incurred by the Noteholder in connection with the enforcement of the Noteholder’s rights hereunder.

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9.       Notices. All notices and other communications relating to this Note shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by facsimile or e-mail properly addressed (with written acknowledgment from the intended recipient such as “return receipt requested” function, return e-mail, or other written acknowledgment); or (z) actual receipt by an employee or agent of the other party. Notices hereunder shall be sent to the following addresses, or to such other address as such party shall specify in writing:

(a)       If to the Borrower:

Alset EHome International Inc.

4800 Montgomery Lane, Suite 210

Bethesda, MD 20814

Attn: Rongguo Wei

(b)       If to the Noteholder:

Chan Heng Fai

7 Temasek Boulevard #29-01B

Suntec Tower One

Singapore 038987

10.       Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Maryland.

11.       Disputes.

(a)       Submission to Jurisdiction.

(i)       The Borrower irrevocably and unconditionally (A) agrees that any action, suit, or proceeding arising from or relating to this Note may be brought in the courts of the State of Maryland sitting in Montgomery County, and in the United States District Court for Maryland, and (B) submits to the jurisdiction of such courts in any such action, suit, or proceeding. Final judgment against the Borrower in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(ii)       Nothing in this Section 11(a) shall affect the right of the Noteholder to bring any action, suit, or proceeding relating to this Note against the Borrower or its properties in the courts of any other jurisdiction.

(iii)       Nothing in this Section 11(a) shall affect the right of the Noteholder to serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

(b)       Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to the laying of venue in any action, suit, or proceeding relating to this Note in any court referred to in Section 11(a), and (ii) the defense of inconvenient forum to the maintenance of such action, suit, or proceeding in any such court.

(c)       Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

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12.       Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any individual, corporation, company, limited liability company, trust, joint venture, association, partnership, unincorporated organization, governmental authority, or other entity.

13.       Integration. This Note constitutes the entire contract between the Borrower and the Noteholder with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

14.       Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Borrower and the Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

15.       No Waiver; Cumulative Remedies. No failure by the Noteholder to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

16.       Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

17.       Counterparts. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Borrower has executed this Note as of May 14, 2021.

ALSET EHOME INTERNATIONAL INC.
By:	/s/ Ang Hay Kim
Name:	Ang Hay Kim
Title:	Director

ACKNOWLEDGED AND ACCEPTED BY:

/s/ Chan Heng Fai
Chan Heng Fai

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